EXHIBIT 10.19
EXECUTIVE OFFICER 2008 SALARIES
     The Leadership and Compensation Committee of the Board of Directors of Nashua Corporation approved the following 2008 annual base salaries for Nashua Corporation’s named executive officers (as defined in Item 402m(2) of Regulation S-K):

Name and Position	Date Approved	2008 Base Salary
Thomas G. Brooker	December 28, 2007	$416,000
President and Chief Executive Officer

John L. Patenaude	December 4, 2007	$235,000
Vice President — Finance, Chief Financial Officer and Treasurer

William Todd McKeown	December 4, 2007	$262,000
Vice President of Sales and Marketing